Fourth Quarter and FY 2020 Earnings Call February 2021

2 Forward-Looking Statements This presentation and responses to various questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements present our current expectations and projections relating to our business, financial condition and results of operations, and do not refer to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: the Company’s belief that it is in a strong position from both an operational and capital perspective; our expectations regarding our 2021 outlook and growth strategies, including our expectation of originations to grow in the second quarter of 2021 and beyond; our expectations regarding the impact of COVID-19 as well as related government actions and stimulus programs, as well as underwriting changes implemented by us and the banks we support to address credit risks associated with the loan originations during the economic crises created by the pandemic, on our business, customers, results of operations and financial condition, including on loan originations, demand for our products, credit quality, marketing expense and net charge-offs; our expectations regarding the cumulative loss rate as a percentage of originations for the 2019 and 2020 vintages; our expectations with respect to our liquidity position and requirements for additional debt to fund loans; our expectations with respect to our stock repurchase plan and our current valuation; and our expectations regarding the cost of customer acquisition, new customer originations, and the efficacy and cost of our marketing efforts. Forward‐looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company’s business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the most recent Annual Report on Form 10-K; most recent Form 10-Q and in the Company's other current and periodic reports filed from time to time with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements regarding risks and uncertainties that are included in our public communications. You should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Neither we nor any of our respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to change without notice. This presentation has not been approved by any regulatory or supervisory agency. See Appendix for additional information and definitions.

33 Elevate is reinventing non-prime credit with online products that provide financial relief today, and help people build a brighter financial future. We, along with the banks that license our technology, have originated $8.8 billion to 2.5 million customers1 and have saved them more than $7.9 billion over payday loans2

4 Fourth Quarter 2020 Summary Combined loans receivable – principal, Adjusted earnings and Adjusted EBITDA margin are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. 29.2% Adjusted EBITDA margin1 6.0% Increase in combined loans receivable – principal1 from 3Q20 Return to Growth Strong Margins Continued Profitability $8.9M Adjusted Earnings2

5 FY 2020 Summary – Powering through the Pandemic Decline in U.S. GDP based on 3Q Advanced estimate by the Bureau of Economic Analysis, U.S. Department of Commerce. Unemployment rate based on May Report of the U.S. Bureau of Labor Statistics. 2020 loan vintage is not yet fully mature from a loss perspective. Adjusted earnings is a non-GAAP financial measure. See appendix for a reconciliation to a GAAP measure. -31.4% YoY decline in real U.S. GDP in 2Q20 Historic Backdrop Credit Validation Record Profitability $54.7M Adjusted Earnings1 22.4% ROE from continuing operations2 <15% Cumulative principal loss for 2020 loan vintage Record Low 14.7% Peak U.S. unemployment rate during 2020

6 Well Positioned for Lower Rate Environment 149 points Total decline in total portfolio APR since 2013 Current Effective APR Portfolio Evolution +237% YoY growth in Today Card accounts 17% % of total portfolio at near-prime APR1 +65% YoY ratio increase 95% Current Effective APR displayed as 4Q QTD. 29.99 - 34.99% Today Card Variable APR

7 2021 Outlook and Growth Strategy Outlook • Strong credit quality heading into 2021 • 1Q’21 originations expected to be down year-over-year • Expect originations growth in the 10-15% range for 2021 3-Tiered Growth Strategy • Re-engage with former customers • Restart traditional direct mail campaigns • Expand new partner channels

8 $202 $356 $481 $618 $649 $607 $400 2014 2015 2016 2017 2018 2019 2020 (-$55) (-$20) (-$22) $6 $13 $26 $55 2014 2015 2016 2017 2018 2019 2020 $274 $434 $580 $673 $787 $639 $465 2014 2015 2016 2017 2018 2019 2020 (-$53) $19 $60 $87 $116 $127 $146 2014 2015 2016 2017 2018 2019 2020 Revenue Adjusted EBITDA2 Key Financial Measures ($ in millions) Ending combined loans receivable – principal, Adjusted EBITDA and Adjusted Earnings are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. U.K. operations presented in 2014-2018 only. Adjusted Earnings / (Loss) 3 Ending Combined Loans Receivables - Principal1 As adjusted As adjustedAs adjusted

9 2020 0% 5% 10% 15% 20% 25% 30% 35% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 Cumulative principal loss rates as a percentage of originations by loan vintage 2013 2014 2015 2016 2017 2018 2019 2020 20172018 2019 Credit Quality and Customer Acquisition Cost Months since origination $255 $297 $256 $235 $237 $245 $241 $297 $175 $200 $225 $250 $275 $300 $325 2013 2014 2015 2016 2017 2018 2019 2020 Customer Acquisition Cost CAC Top Target Range $300 Bottom Target Range $250 The 2019 and 2020 vintages are not yet fully mature from a loss perspective. U.K. operations are only presented in the 2013-2017 vintages. U.K. operations are only presented in the 2013-2018 CAC. *2020 represents limited marketing expense and customer acquisition. *

10 Margin Profile Adjusted EBITDA margin is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. U.K. operations presented in 2018 only. 2018 2019 2020 LT Target Gross Revenue 100% 100% 100% 100% Loan Loss Provision 52% 51% 34% 50% Direct Marketing and Other Cost of Sales 13% 7% 6% 10% Gross Margin 35% 42% 60% 40% Operating Expenses 20% 22% 28% 20% Adjusted EBITDA Margin1 15% 20% 32% 20% % of Gross Revenues

11 Capital Management & Liquidity $97 million Debt paydown in January 2021 Debt Paydown Share Repurchase +$25 million Increase in Share Repurchase Program approved in January 2021 2 to 1 Current debt-to-equity ratio 18% Common stock repurchased in 2020

1212 We believe everyone deserves a lift.

13 Appendix

14 Footnotes Page 3: 1 Originations and customers from 2002-December 2020, attributable to the combined current, predecessor direct, discontinued operations and branded products. 2 For the period from 2013 to December 31, 2020. Based on the average effective APR of 102% for the year ended December 31, 2020. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB.“ Page 4: 1 Combined loans receivable – principal and Adjusted EBITDA margin are not financial measures prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. See the appendix for a reconciliation to a GAAP measure. 2 2020 Adjusted Earnings is not a financial measure prepared in accordance with GAAP. 2020 Adjusted Earnings is defined as net income from continuing operations excluding non-operating losses. See the appendix for a reconciliation to a GAAP measure. Page 5: 1 2020 Adjusted Earnings is not a financial measure prepared in accordance with GAAP. 2020 Adjusted Earnings is defined as net income from continuing operations excluding non-operating losses. See the appendix for a reconciliation to a GAAP measure. 2 Return on equity from continuing operations calculated by dividing net income from continuing operations by average stockholders’ equity, based on the average of the ending monthly balances for the period presented. Page 6: 1 Near-Prime APR is defined as percentage of total portfolio with an effective APR below 40%. Page 8: 1 Ending combined loans receivable - principal is a non-GAAP financial measure. See the appendix for a reconciliation to a GAAP measure. 2 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. 3 Adjusted earnings is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. Page 10: 1 Adjusted EBITDA margin is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. See the appendix for a reconciliation of Adjusted EBITDA to a GAAP measure.

15 ($mm) 2020 2019 2020 2019 Net income (loss) from continuing operations (4)$ 4 36 26 Adjustments: Net interest expense 12 14 49 63 Stock-based compensation 2 3 8 10 Depreciation and amortization 4 4 18 16 Non-operating expense 17 - 24 1 Income tax expense (benefit) (5) 2 11 11 Adjusted EBITDA 26$ 27 146 127 Adjusted EBITDA Margin 29% 16% 32% 20% Three months ended December 30, Years ended December 31, Non-GAAP financials reconciliation – Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income, net interest expense, goodwill impairment loss, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. UK operations excluded as discontinued operations in 2019-2020.

16 Non-GAAP financials reconciliation – Adjusted EBITDA (continued) Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income, net interest expense, goodwill impairment loss, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. UK operations presented in 2014-2018. ($mm) 2018 2017 2016 2015 2014 Net income (loss) 13$ (7) (22) (20) (55)$ Adjustments: Net interest expense 79 73 64 37 13 Stock-based compensation 8 6 2 1 1 Foreign currency transaction (gain) loss 2 (3) 9 2 1 Depreciation and amortization 13 10 11 9 8 Non-operating expense (income) - (2) - (6) - Income tax expense (benefit) 1 10 (3) (5) (21) Adjusted EBITDA 116$ 87 60 19 (53)$ Adjusted EBITDA Margin 15% 13% 10% 4% -19% For the years ended December 31,

17 ($mm) 2020 2019 2020 2019 Net income (loss) from continuing operations (4)$ 4 36 26 Adjustments: Impact of contingent loss related to a legal matter 17 - 24 - Cumulative tax effect of adjustments (4) - (5) - Adjusted earnings 9$ 4 55 26 Diluted earnings per share (0.11)$ 0.09 0.87 0.59 Adjustments: Impact of contingent loss related to a legal matter 0.44 - 0.58 - Cumulative tax effect of adjustments (0.10) - (0.14) - Adjusted diluted earnings per share 0.23$ 0.09 1.31 0.59 Three months ended December 30, Years ended December 31, Non-GAAP financials reconciliation – Adjusted Earnings Adjusted earnings and Adjusted diluted earnings per share are non-GAAP financial measures. The Company’s Adjusted earnings exclude the impact of a contingent loss related to a legal matter and the cumulative tax effect of the contingent loss adjustment. Adjusted diluted earnings per share is Adjusted earnings divided by diluted weighted shares outstanding for the period. UK operations excluded as discontinued operations in 2019-2020.

18 ($mm) 2018 2017 2016 2015 2014 Net income (loss) 13$ (7) (22) (20) (55)$ Adjustments: Tax Cuts and Jobs Act tax expense - 13 - - - Adjusted earnings (loss) 13$ 6 (22) (20) (55)$ Diluted earnings (loss) per share 0.28$ (0.20) (1.74) (1.59) (4.64)$ Adjustments: Tax Cuts and Jobs Act tax expense - 0.37 - - - Adjusted diluted earnings (loss) per share 0.28$ 0.17 (1.74) (1.59) (4.64)$ For the years ended December 31, Non-GAAP financials reconciliation – Adjusted Earnings (continued) Adjusted earnings and Adjusted diluted earnings per share are non-GAAP financial measures. The Company’s Adjusted earnings exclude the impact of the Tax Cuts and Jobs Act tax expense. Adjusted diluted earnings per share is Adjusted earnings divided by diluted weighted shares outstanding for the period. UK operations presented in 2014-2018.

Combined loans reconciliation (excluding UK)

(dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Company Owned Loans					
Loans receivable – principal, current, company owned	372,320	346,380	387,939	486,396	530,463
Loans receivable – principal, past due, company owned	25,563	21,354	18,917	53,923	58,489
Loans receivable – principal, total, company owned	397,883	367,734	406,856	540,319	588,952
Loans receivable – finance charges, company owned	25,348	24,117	25,606	31,621	33,033
Loans receivable – company owned	423,231	391,851	432,462	571,940	621,985
Allowance for loan losses on loans receivable, company owned	(48,399)	(49,909)	(59,438)	(76,188)	(79,912)
Loans receivable, net, company owned	374,832	341,942	373,024	495,752	542,073
Third Party Loans Guaranteed by the Company					
Loans receivable – principal, current, guaranteed by company	1,795	9,129	6,755	12,606	17,474
Loans receivable – principal, past due, guaranteed by company	144	314	117	564	723
Loans receivable – principal, total, guaranteed by company[1]	1,939	9,443	6,872	13,170	18,197
Loans receivable – finance charges, guaranteed by company[2]	299	679	550	1,150	1,395
Loans receivable – guaranteed by company	2,238	10,122	7,422	14,320	19,592
Liability for losses on loans receivable, guaranteed by company	(680)	(1,421)	(1,156)	(1,571)	(2,080)
Loans receivable, net, guaranteed by company[2]	**1,558**	**8,701**	**6,266**	**12,749**	**17,512**

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

Elevate

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20 (dollars in thousands) Dec 31, 2020 Sep 30, 2020 Jun 30, 2020 Mar 31, 2020 Dec 31, 2019 Combined Loans Receivable3 Combined loans receivable – principal, current 374,115 355,509 394,694 499,002 547,937 Combined loans receivable – principal, past due 25,707 21,668 19,034 54,487 59,212 Combined loans receivable – principal 399,822 377,177 413,728 553,489 607,149 Combined loans receivable – finance charges 25,647 24,796 26,156 32,771 34,428 Combined loans receivable 425,469 401,973 439,884 586,260 641,577 Combined Loan Loss Reserve3 Allowance for loan losses on loans receivable, company owned (48,399) (49,909) (59,438) (76,188) (79,912) Liability for losses on loans receivable, guaranteed by company (680) (1,421) (1,156) (1,571) (2,080) Combined loan loss reserve (49,079) (51,330) (60,594) (77,759) (81,992) Combined loans reconciliation - continued (excluding UK) 1 Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements. 2 Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements. 3 Non-GAAP measure. .

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